Exhibit 99.1

Herbalife Ltd. Announces Record Fourth Quarter and Full Year 2010, Record Sales Leader Retention and Raises FY’11 Guidance

• Fourth quarter worldwide volume growth of 16.1 percent, with increases in each of its six regions compared to the prior year period.

• Fourth quarter EPS of $1.31 increased 33.7 percent compared to the adjusted1 EPS from prior year period.

• Raises FY’11 EPS guidance to a range of $5.15 to $5.40.

• Annual sales leader retention increased to 48.9 percent compared to 43.0 percent in the prior year.

• Board of directors approved $0.25 quarterly dividend.

• Board of directors approved stock split pending shareholder approval.

LOS ANGELES--(BUSINESS WIRE)--February 22, 2011--Herbalife Ltd. (NYSE:HLF) today reported that fourth quarter net sales increased 17 percent and local currency net sales increased 19 percent compared to the same time period in 2009. Net income for the quarter of $81.0 million, or $1.31 per diluted share compares to 2009 fourth quarter adjusted1 net income and EPS of $61.7 million and $0.98, respectively.

For the twelve months ended December 31, 2010, the company reported record net sales of $2.7 billion, an 18 percent increase on 14 percent volume growth compared to 2009. For the same period, the company’s reported adjusted1 net income of $297.0 million, or $4.77 per diluted share improved 43 percent and 45 percent respectively compared to the adjusted1 2009 results of $207.1 million or $3.28 per diluted share. On a reported basis, EPS of $4.67 increased 45 percent compared to 2009.

The full year improvements in earnings were predominantly a result of strong volume growth. For the second consecutive quarter and for the year ended December 31, 2010, as compared to full year 2009, each of the company’s six regions experienced volume growth. “The continued broad-based growth we are experiencing further confirms the strength of the business methods our Distributors are using,” said Chairman and Chief Executive Officer Michael O. Johnson. “Our nutrition products have never been more relevant, our Distributors’ engagement has never been higher and their methods are reaching more consumers every day.”

For the year ended December 31, 2010, the company generated cash flow from operations of $380.4 million, an increase of 33.4 percent compared to 2009, paid dividends of $53.7 million, invested $68.1 million in capital expenditures and repurchased $150.1 million in common shares as part of its $1 billion share repurchase authorization program. The company has reduced its net debt by $111.9 million from December 2009 levels.

1See Schedule B – “Reconciliation of Non-GAAP Financial Measures” for more detail.

Fourth Quarter and Full Year 2010 Regional Key Metrics2,3

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)				Avg Active Sales Leaders
Region	4Q'10	Yr/Yr % Chg	FY'10	Yr/Yr % Chg	4Q'10	Yr/Yr % Chg
North America	200.2	8.0%	888.5	13.9%	51,174	13.0%
Asia Pacific	188.0	23.6%	723.6	26.8%	39,531	22.7%
EMEA	125.3	8.5%	486.6	4.3%	35,552	5.4%
Mexico	154.8	26.5%	563.0	14.1%	41,485	15.7%
South & Central America	122.9	12.5%	427.4	3.7%	31,348	5.8%
China	38.0	29.3%	144.2	25.1%	7,851	31.3%
Worldwide Total	829.2	16.1%	3,233.3	13.9%	202,178	14.4%

	Volume Points (Mil)				Avg Active Sales Leaders
	4Q'10	Yr/Yr % Chg	FY'10	Yr/Yr % Chg	4Q'10	Yr/Yr % Chg
Emerging Markets	457.2	19.3%	1,677.6	12.5%	112,715	20.4%
Established Markets	372.0	12.5%	1,555.7	15.6%	93,301	13.1%
Worldwide Total	829.2	16.1%	3,233.3	13.9%	202,178	14.4%

2 “Emerging markets” are defined herein as those countries that the World Bank categorized as having “low” or “medium” GDP per capita, while “Established markets” are defined as those countries categorized by the World Bank as having “high” GDP per capita.

3 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com

2010 Annual Sales Leader Requalification

By January of each year, sales leaders are required to re-qualify. In February of each year, we remove from the rank of sales leaders those individuals who did not satisfy the sales leader qualification requirements during the preceding 12-months. For the latest 12-month re-qualification period ending January 2011, 48.9 percent of the eligible sales leaders re-qualified, reflecting an improvement from 43.0 percent in 2009.

Updated 2011 Guidance

Based on current business trends and foreign currency rates, the company’s first quarter and fiscal 2011 guidance is provided below.

First Quarter – The company’s first quarter 2011 diluted earnings per share guidance range is $1.17 to $1.21 on volume point growth of 14.0 percent to 16.0 percent and net sales growth of 18.0 percent to 20.0 percent compared to the same period in 2010, respectively, and an effective tax rate range of 28.0 percent to 29.0 percent. The company’s first quarter 2011 capital expenditures are expected to be in the range of $18.0 million to $23 million.

Fiscal 2011 – The company’s fiscal 2011 diluted earnings per share guidance range is $5.15 to $5.40 on volume point growth of 8.0 percent to 10.0 percent and net sales growth of 13.0 percent to 15.0 percent compared to the same period in 2010, respectively, and an effective tax rate range of 28.0 percent to 29.0 percent. The company’s fiscal 2011 capital expenditures are expected to be in the range of $80.0 million to $90.0 million.

Board of Directors Approved Stock Split

The Herbalife Board of Directors has approved a two-for-one split of Herbalife’s Common Shares, subject to shareholder approval. If approved by the shareholders, the stock split would be effected by the subdivision of each outstanding Common Share of a par value of $0.002 each into two Common Shares of a par value of $0.001 each and a proportional amendment of the authorized share capital. Shareholder approval of the stock split will be sought by the company during its annual general meeting of Shareholders which will be held on April 28, 2011.

“We are pleased to announce this pending two-for-one stock split,” said John DeSimone, chief financial officer at Herbalife. “This decision by the board of directors acknowledges our track record of providing our shareholders solid long-term returns and demonstrates our confidence in the company’s positive outlook for future growth. We believe that the pending stock split will improve liquidity in our stock and is representative of our ongoing commitment to shareholder value.” The Board of Directors established May 10, 2011, as the record date for the stock split. Each shareholder of record as of the close of business on the record date will receive one additional Common Share for every share held. The new shares will be distributed on or about May 17, 2011.

Announces Quarterly Dividend

The company reported today that its board of directors approved a $0.25 per share dividend to shareholders of record effective March 8, 2011 payable on March 22, 2011.

Fourth Quarter Earnings Conference Call

Herbalife’s senior management team will host an investor conference call Wednesday, February 23, 2011 at 11 a.m. EST (8 a.m. PST) to discuss its recent financial results and provide an update on current business trends.

The dial-in number for this conference call for domestic callers is 866.903.5314 and 706.634.5671 for international callers (conference ID 82536023). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing 800.642.1687 for domestic callers or 706.645.9291 for international callers (conference ID 82536023). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 75 countries through a network of approximately 2.1 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words.

Although we believe that expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  any collateral impact resulting from the ongoing worldwide financial “crisis,” including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a recessionary economic environment;
  our relationship with, and our ability to influence the actions of, our distributors;
  improper action by our employees or distributors in violation of applicable law;
  adverse publicity associated with our products or network marketing organization;
  changing consumer preferences and demands;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;
  third party legal challenges to our network marketing program;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third-party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our distributors;
  product liability claims; and
  whether we will purchase any of our shares in the open market or otherwise.

We do not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

North America	$140,898	$126,715	$614,126	$529,009
Mexico	97,716	69,132	333,981	263,013
South and Central America	121,277	113,223	390,433	366,925
EMEA	140,146	130,932	527,744	504,154
Asia Pacific	189,081	151,468	683,499	509,191
China	49,238	39,401	184,443	152,285
Worldwide net sales	738,356	630,871	2,734,226	2,324,577
Cost of Sales	148,513	136,515	558,811	493,134
Gross Profit	589,843	494,356	2,175,415	1,831,443
Royalty Overrides	244,088	204,580	900,248	761,501
SGA	239,512	205,691	887,655	773,911
Operating Income	106,243	84,085	387,512	296,031
Interest Expense	1,944	1,836	9,664	9,613
Interest Income	818	820	2,247	4,510
Income before income taxes	105,117	83,069	380,095	290,928
Income Taxes	24,127	27,413	89,562	87,582
Net Income	80,990	55,656	290,533	203,346

Basic Shares	59,082	60,492	59,502	61,221
Diluted Shares	62,058	63,004	62,256	63,097

Basic EPS	$1.37	$0.92	$4.88	$3.32
Diluted EPS	$1.31	$0.88	$4.67	$3.22

Dividends declared per share	$0.25	$0.20	$0.90	$0.80

Herbalife Ltd.
Consolidated Balance Sheets
(In thousands)
(unaudited)

	Dec 31,	Dec 31,
	2010	2009

ASSETS
Current Assets:
Cash & cash equivalents	$190,550	$150,801
Receivables, net	85,612	76,958
Inventories	182,467	145,962
Prepaid expenses and other current assets	93,963	101,181
Deferred income taxes	42,994	38,600
Total Current Assets	595,586	513,502

Property, plant and equipment, net	177,427	178,009
Deferred compensation plan assets	18,536	17,410
Deferred financing cost, net	998	1,498
Other assets	25,880	21,306
Marketing related intangibles and other intangible assets, net	310,894	311,782
Goodwill	102,899	102,543
Total Assets	$1,232,220	$1,146,050

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$43,784	$37,330
Royalty Overrides	162,141	144,689
Accrued compensation	69,376	65,043
Accrued expenses	141,867	107,943
Current portion of long term debt	3,120	12,402
Advance sales deposits	35,145	22,261
Income taxes payable	15,383	40,298
Total Current Liabilities	470,816	429,966

Non-current liabilities
Long-term debt, net of current portion	175,046	237,931
Deferred compensation	20,167	16,629
Deferred income taxes	55,572	77,613
Other non-current liabilities	23,407	24,600
Total Liabilities	745,008	786,739

Commitments and Contingencies

Shareholders' equity:
Common shares	118	120
Additional paid in capital	257,375	222,882
Accumulated other comprehensive loss	(27,285)	(23,396)
Retained earnings	257,004	159,705
Total Shareholders' Equity	487,212	359,311

Total Liabilities and Shareholders' Equity	$1,232,220	$1,146,050

Herbalife Ltd.
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Year Ended
	12/31/2010	12/31/2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$290,533	$203,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,621	62,437
Excess tax benefits from share-based payment arrangements	(16,410)	(3,266)
Share based compensation expenses	22,969	20,907
Amortization of discount and deferred financing costs	500	491
Deferred income taxes	(24,631)	(11,226)
Unrealized foreign exchange transaction loss (gain)	(7,142)	4,809
Foreign exchange loss from adoption of highly inflationary accounting in Venezuela	15,131	—
Other	2,527	340
Changes in operating assets and liabilities:
Receivables	(7,593)	2,361
Inventories	(31,516)	(1,742)
Prepaid expenses and other current assets	10,254	(7,781)
Other assets	(3,485)	2,109
Accounts payable	6,650	(9,500)
Royalty overrides	15,732	9,102
Accrued expenses and accrued compensation	31,092	(3,461)
Advance sales deposits	12,439	8,779
Income taxes payable	(8,807)	4,700
Deferred compensation plan liability	3,538	2,651
NET CASH PROVIDED BY OPERATING ACTIVITIES	380,402	285,056

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(68,125)	(59,768)
Proceeds from sale of property, plant and equipment	115	102
Deferred compensation plan assets	(1,126)	(1,656)
Acquisition of business	-	(10,000)
NET CASH USED IN INVESTING ACTIVITIES	(69,136)	(71,322)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(53,740)	(48,721)
Borrowings from long-term debt	427,000	211,974
Principal payments on long-term debt	(499,451)	(313,089)
Share repurchases	(160,008)	(74,641)
Excess tax benefits from share-based payment arrangements	16,410	3,266
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	15,309	7,884
NET CASH USED IN FINANCING ACTIVITIES	(254,480)	(213,327)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(17,037)	(453)
NET CHANGE IN CASH AND CASH EQUIVALENTS	39,749	(46)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	150,801	150,847
CASH AND CASH EQUIVALENTS, END OF YEAR	$190,550	$150,801
CASH PAID DURING THE PERIOD
Interest paid	$9,295	$10,011
Income taxes paid	$111,497	$95,139
NON CASH ACTIVITIES
Assets acquired under capital leases and other long-term debt	$576	$388

Regional Volume Point and Average Active Sales Leader Metrics – 4Q’10 & FY’10

	Volume Points (Mil)				Average Active Sales Leaders
Region	4Q'10	Yr/Yr % Chg	FY'10	Yr/Yr % Chg	4Q'10	Yr/Yr % Chg	FY'10	Yr/Yr % Chg
North America	200.2	8.0%	888.5	13.9%	51,174	13.0%	49,305	13.9%
Asia Pacific	188.0	23.6%	723.6	26.8%	39,531	22.7%	35,899	25.8%
EMEA	125.3	8.5%	486.6	4.3%	35,552	5.4%	33,531	2.9%
Mexico	154.8	26.5%	563.0	14.1%	41,485	15.7%	38,084	10.2%
South & Central America	122.9	12.5%	427.4	3.7%	31,348	5.8%	28,821	3.2%
China	38.0	29.3%	144.2	25.1%	7,851	31.3%	6,848	15.7%
Worldwide Total	829.2	16.1%	3,233.3	13.9%	202,178	14.4%	185,774	11.5%

	Volume Points (Mil)				Average Active Sales Leaders
	4Q'10	Yr/Yr % Chg	FY'10	Yr/Yr % Chg	4Q'10	Yr/Yr % Chg	FY'10	Yr/Yr % Chg
Emerging Markets	457.2	19.3%	1,677.6	12.5	112,715	20.4%	102,782	22.6%
Established Markets	372.0	12.5%	1,555.7	15.6	93,301	13.1%	88,137	31.3%
Worldwide Total	829.2	16.1%	3,233.3	13.9%	202,178	14.4%	185,774	11.5%

SUPPLEMENTAL INFORMATION

Schedule A: Financial Guidance

2011 Guidance

For the Three Months Ending March 31, 2011 and Twelve Months Ending December 31, 2011

	Three Months Ending March 31, 2011		Twelve Months Ending December 31, 2011
	Low	High	Low	High
Volume point growth vs 2010	14.0%	16.0%	8.0%	10.0%
Net sales growth vs 2010	18.0%	20.0%	13.0%	15.0%
EPS	$1.17	$1.21	$5.15	$5.40
Cap Ex ($ millions)	$18.0	$23.0	$80.0	$90.0
Effective Tax Rate	28.0%	29.0%	28.0%	29.0%

SCHEDULE B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investor in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income and diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Quarter Ended 12/31/2010
	Reported	Adjusting	Adjusted
	(GAAP)	Items	(Non-GAAP)
Net Sales	$738,356		$738,356
Cost of Sales	148,513		148,513
Gross Profit	589,843		589,843
Royalty Overrides	244,088		244,088
SGA	239,512		239,512
Operating Income	106,243		106,243
Interest Expense - net	1,126		1,126
Income before income taxes	105,117		105,117
Income Taxes	24,127		24,127
Net Income	$80,990	$-	$80,990

Diluted EPS	$1.31	$-	$1.31

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Twelve Months Ended 12/31/2010
	Reported	Adjusting		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	$2,734,226			$2,734,226
Cost of Sales	558,811	$(12,715)	(1)	546,096
Gross Profit	2,175,415	12,715		2,188,130
Royalty Overrides	900,248			900,248
SGA	887,655	(11,390)	(2)	876,265
Operating Income	387,512	24,105		411,617
Interest Expense - net	7,417			7,417
Income before income taxes	380,095	24,105		404,200
Income Taxes	89,562	17,680	(3)	107,242
Net Income	$290,533	$6,425		$296,958

Diluted EPS	$4.67	$0.10		$4.77

[1] Incremental U.S. dollar costs of 2009 imports in Venezuela which were recorded at the unfavorable parallel market exchange rate and were not devalued based on 2010 exchange rates but rather recorded at their historical dollar costs as products were sold

[2] Includes $15,131 foreign exchange loss related to remeasurement of Venezuela's monetary assets and liabilities resulting from adoption of highly inflationary accounting and $3,741 foreign exchange gain resulting from receipt of U.S. dollar approved by CADIVI at the official exchange rate relating to 2009 product importations which were previously registered with CADIVI

[3] Includes $14,452 favorable income taxes related to Venezuela becoming highly inflationary economy and $3,228 tax benefit from an international income tax audit settlement

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Quarter Ended 12/31/2009
	Reported	Adjusting		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	$630,871			$630,871
Cost of Sales	136,515	(12,544)	(1)	123,971
Gross Profit	494,356	12,544		506,900
Royalty Overrides	204,580			204,580
SGA	205,691	$2,368	(2)	208,059
Operating Income	84,085	10,176		94,261
Interest Expense - net	1,016			1,016
Income before income taxes	83,069	10,176		93,245
Income Taxes	27,413	4,099	(3)	31,512
Net Income	$55,656	$6,077		$61,733

Diluted EPS	$0.88	$0.10		$0.98

[1] Related to incremental U.S. dollar costs of imports into Venezuela at the unfavorable parallel market exchange rate rather than the official currency exchange rate

[2] Related to foreign exchange gain for Venezuela resulting from receipt of U.S. dollars approved by CADIVI at the official exchange rate

[3] Includes $3,562 tax benefit of Venezuela items and tax benefit of $537 from an international income tax audit settlement

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Twelve Months Ended 12/31/2009
	Reported	Adjusting		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	$2,324,577			$2,324,577
Cost of Sales	493,134	(12,544)	(1)	480,590
Gross Profit	1,831,443	12,544		1,843,987
Royalty Overrides	761,501			761,501
SGA	773,911	$257	(2)	774,168
Operating Income	296,031	12,287		308,318
Interest Expense - net	5,103			5,103
Income before income taxes	290,928	12,287		303,215
Income Taxes	87,582	8,536	(3)	96,118
Net Income	$203,346	$3,751		$207,097

Diluted EPS	$3.22	$0.06		$3.28

[1] Related to incremental U.S. dollar costs of imports into Venezuela at the unfavorable parallel market exchange rate rather than the official currency exchange rate

[2] Includes $1,297 restructuring charges, $814 expense from an international income tax audit settlement and $2,368 foreign exchange gain for Venezuela resulting from receipt of U.S. dollars approved by CADIVI at the official exchange rate

[3] Includes $4,852 tax benefit from expiration of certain statutes of limitation, tax charge of $277 from an international income tax audit settlement, $399 tax benefit of restructuring charges and $3,562 tax benefit of Venezuela items

The following is a reconciliation of total long-term debt to net debt:

	12/31/2010	12/31/2009

Total long-term debt (current and long-term portion)	$178,166	$250,333
Less: Cash and cash equivalents	190,550	150,801
Net debt	$(12,384)	$99,532

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213.745.0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213.745.0474